                                                                     Exhibit 5.1


                     PAUL, HASTINGS, JANOFSKY & WALKER LLP


                                 July 8, 1997



                                                                     26095.78448

CCA Holdings Corp.
CCA Acquisition Corp.
Cencom Cable Entertainment, Inc.
Charter Communications Entertainment, L.P.
12444 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131

                               CCA HOLDINGS CORP.
                             CCA ACQUISITION CORP.
                        CENCOM CABLE ENTERTAINMENT, INC.
                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.
            REGISTRATION STATEMENT ON FORM S-4 (REG. NO. 333-26853)
            -------------------------------------------------------

Ladies and Gentlemen:

          This opinion is delivered in our capacity as counsel to CCA Holdings Corp. (the "Issuer"), CCA Acquisition Corp. ("CAC"), Cencom Cable Entertainment, Inc. ("Cencom Cable"), and Charter Communications Entertainment, L.P. ("CCE, LP" and, together with CAC and Cencom Cable, the "Guarantors"), in connection with the Issuer's and the Guarantors' registration statement on Form S-4 (File No. 333-26853) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed issuance by the Issuer of $82,000,000 principal amount of its Series B Senior Subordinated Notes due 1999 (together with the guarantee thereof by the Guarantors, the "Series B Notes") in exchange for an equivalent amount of its outstanding Series A Senior Subordinated Notes due 1999 (together with the guarantee thereof by the Guarantors, the "Series A Notes") (such exchange, as described in the Registration Statement, the "Exchange Offer"). The Series A Notes have been, and the Series B Notes will be, issued pursuant to an Indenture, dated as of February 13,
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CCA Holdings Corp.
CCA Acquisition Corp.
Cencom Cable Entertainment, Inc.
Charter Communications Entertainment, L.P.
July 8, 1997
Page 2



1997 (the "Indenture") between the Issuer and Harris Trust and Savings Bank, as trustee (the "Trustee").

          In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Issuer as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of the Issuer and the Guarantors and representatives of the Issuer and the Guarantors.

          Based upon the foregoing, subject to the qualifications hereinafter set forth, we are of the opinion that, when the Registration Statement has become effective under the 1933 Act and the Series B Notes have been duly authenticated by the Trustee and duly executed and authorized in accordance with the Indenture and issued and sold in exchange for the Series A Notes as contemplated by the Registration Statement and in accordance with the Exchange Offer, the Series B Notes will constitute valid and legally binding obligations of the Issuer, subject to (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

          The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the
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CCA Holdings Corp.
CCA Acquisition Corp.
Cencom Cable Entertainment, Inc.
Charter Communications Entertainment, L.P.
July 8, 1997
Page 3


General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to being named as counsel to the Issuer and the Guarantors in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                         Very truly yours,

                    /s/ Paul, Hastings, Janofsky & Walker LLP